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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 19 2007

                               Carrollton Bancorp
               (Exact Name of Registrant as Specified in Charter)

          Maryland                  000-23090                  52-1660951
(State or Other Jurisdiction    (Commission File              (IRS Employer
      of Incorporation)              Number)               Identification No.)

         344 North Charles Street, Suite 300, Baltimore, Maryland 21201
               (Address of Principal Executive Offices) (ZIP Code)

        Registrant's telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

          (b) Retirement of Officer. Effective June 30, 2007, Edward R. Bootey, Senior Vice President of Operations will be retiring from the Company.


          (e) Compensatory Arrangements of Certain Officers. On June 13, 2007, Carrollton Bank entered into an employment agreement with Gary M. Jewell, Senior Vice President, Electronic Banking. The term of the agreement begins on June 8, 2007 and is effective for three years. As part of the agreement, the Bank will pay Mr. Jewell a minimum annual base salary of $120,000. At the end of each calendar year, Mr. Jewell shall receive a cash bonus of 25% of his base salary provided the annual Point of Sale revenue received by the Bank during the calendar year exceeds One Million Dollars ($1,000,000). In addition, Mr. Jewell is entitled to participate in all employee benefit plans and arrangements as offered by the Bank to all employees and officers and is entitled to a Bank-owned car. In the event that the Bank terminates Mr. Jewell without cause, he will be entitled to receive his then current monthly salary for up to twenty-four (24) months and at the expiration of said twenty-four months, he shall receive for the next six (6) consecutive months, sixty-five percent of the monthly salary being received at the time of his termination. In the case of termination as a result of Sale of Bank, Mr. Jewell will receive a severance package to include: (i) three years of his current base salary (ii) continuation of all medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale. After the three year term, Mr. Jewell is entitled to an additional three (3) years to receive 65% of his base salary received at the time of sale and medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale. Additional provisions include a Non-Compete clause which for one year following the termination of employment, prohibits Mr. Jewell from soliciting, servicing, or assisting in Point of Sale transactions originated by any company whose Point of Sale transactions were being handled by the Bank at the time his employment terminated. Mr. Jewell is also required to train other persons designated by the Bank in all aspects of Electronic Banking.

Item 7.01. Regulation FD Disclosure

          None

Item 9.01. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.  Not applicable.
     (b)  Pro forma financial information.  Not applicable.
     (c)  Exhibits. 10.22 Employment agreement with Gary M. Jewell



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CARROLLTON BANCORP

                                   By: /s/ Robert A. Altieri
                                       ----------------------
                                   Name: Robert A. Altieri
                                   Title: Chief Executive Officer and President

Date: June 19, 2007

                                   By: /s/ James M. Uveges
                                       ----------------------
                                   Name: James M. Uveges
                                   Title: Senior Vice President and
                                           Chief Financial Officer

Date: June 19, 2007